EXHIBIT (1) (f)

                        Resolution of Board of Directors









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                          UNANIMOUS WRITTEN CONSENT OF
                           THE EXECUTIVE COMMITTEE OF
                           THE BOARD OF DIRECTORS OF
                     THE LIFE INSURANCE COMPANY OF VIRGINIA


The undersigned, being all of the members of the Executive Committee of the Board of Directors of The Life Insurance Company of Virginia, a Virginia corporation, in lieu of a meeting held for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

WHEREAS, The Executive Committee of the Board of Directors of The Life Insurance Company of Virginia ("Company"), pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account 4 ("Separate Account II") on August 19, 1987; and

WHEREAS, The Company wishes to establish two additional investment subdivisions of Separate Account II which will invest in shares of the Corporate Bond Fund portfolio of the Insurance Management Series and the Contrafund Portfolio of the Variable Insurance Products Fund II.

NOW, THEREFORE, BE IT RESOLVED. That the Executive Committee of the Board of Directors of the Company does hereby establish and create the following additional investment subdivisions of Separate Account II will invest in shares of the mutual fund portfolios set forth below:


         INVESTMENT SUBDIVISION          TO BE INVESTED IN
         ----------------------        ----------------------
         IMS Corporate Bond            Insurance Management Series -  Corporate
                                       Bond Fund
         FID Contrafund                Variable Insurance Products Fund II -
                                       Contrafund Portfolio


FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made, and the Executive Committee hereby ratifies the action of any such officer in executing any such agreement prior to the date of these resolutions; and

FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each of them may deem


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necessary  or  desirable to carry out the  foregoing resolutions  and the intent and purposes thereof.




                                    11/30/94
_______________________________________________________
WILLIAM D. BALDWIN                  DATE


_______________________________________________________
DANIEL T. COX                       DATE


                                    11/29/94
_______________________________________________________
H. GAYLORD HODGES, JR.              DATE


                                    12/1/94
_______________________________________________________
J. GARNETT NELSON                   DATE


                                    11/29/94
_______________________________________________________
PAUL E. RUTLEDGE III                DATE


                                    12/1/94
_______________________________________________________
ROBERT A. BOWEN                     DATE


                                    11/29/94
_______________________________________________________
SELWYN L. FLOURNOY, JR.             DATE


                                    11/29/94
_______________________________________________________
LINDA L. LANAM                      DATE


                                    12/1/94
_______________________________________________________
JOHN J. PALMER                      DATE


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